Exhibit 10.4

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

FOURTH AMENDMENT TO DEVELOPMENT AGREEMENT

This FOURTH AMENDMENT TO THE DEVELOPMENT AGREEMENT (this “Fourth Amendment”) is made and entered into as of April 17, 2003 (the “Fourth Amendment Effective Date”) by and between DIRECTV, INC., a California corporation (“DIRECTV”), and TIVO INC., a Delaware corporation (“TiVo”) (collectively, the “Parties”).

RECITALS

WHEREAS, the Parties entered into that certain Development Agreement having an effective date of February 15, 2002 (the “Development Agreement”);

WHEREAS, the Parties have previously amended the Development Agreement via that certain First Consolidated Amendment dated October 31, 2002, that certain Second Amendment dated December 20, 2002 (the “Second Amendment”), and that certain Third Amendment dated January 8, 2003 (the “Third Amendment”); and

WHEREAS, the Parties wish to further amend certain provisions in the Development Agreement.

NOW, THEREFORE, the Parties agree as follows:

AGREEMENT

Unless stated otherwise, capitalized terms used herein shall have the meanings set forth in the Development Agreement.

1.    FINALIZATION OF PHOENIX DOCUMENTS.  Attachment 1 to the Third Amendment is hereby deleted and replaced in its entirety by Attachment 1 to this Fourth Amendment. Any and all references to Attachment 1, Attachment 2 and Attachment 3 to the Third Amendment that may appear in the Development Agreement, the First Amendment, the Second Amendment, the Third Amendment and any attachments to any of the foregoing are understood to mean, respectively, Attachment 1, Attachment 2 and Attachment 3 to this Fourth Amendment. Attachment 1 to this Fourth Amendment sets forth the product requirements document describing the agreed-upon requirements of the Phoenix Hardware and the Phoenix Software. Attachment 2 to this Fourth Amendment sets forth the development schedule, milestone payment schedule, and a more detailed description of the Parties’ responsibilities and schedule dependencies with respect to the Phoenix Hardware and Phoenix Software. Attachment 3 to this Fourth Amendment sets forth the statement of work with respect to the development of the Phoenix Hardware and Phoenix Software.

2.    CORRECTIONS.  The first sentence of Section 2.4 of the Development Agreement is deleted and replaced in its entirety with the following:

“Notwithstanding the foregoing, if at any time during the term of this Agreement DIRECTV or TiVo determines (i) that there is a defect in the Provo Receiver design as provided by TiVo or the Two Chip Receiver design as provided by TiVo; or (ii) that the Provo Receiver design as provided by TiVo, the Two Chip Receiver design as provided by TiVo, or the TiVo Software as provided by TiVo does not comply with the DIRECTV Technology, Exhibit A, the Interface Specifications (as applicable), or ATSC specifications, TiVo has an obligation to promptly correct such defect or non-compliance.”

3.    HARD DRIVE QUALIFICATION.  The third sentence of Section 2.8 of the Development Agreement is deleted and replaced in its entirety with the following:

“TiVo shall verify that any hard drive qualified by TiVo pursuant to this Section 2.8, when tested in the Trinity Hardware Reference Design (as defined in Section 2.1 of Attachment 2 to the Second Amendment to this Agreement) chassis, [*].”

4.    TECHNOLOGY DEVELOPMENT PAYMENTS.  The first sentence of Section 3.6 of the Development Agreement is amended by deleting [*] and replacing it with [*].”

5.    EFFECT OF AMENDMENT.  Except as expressly modified herein, all other terms and conditions of the Development Agreement shall remain in full force and effect.

[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

IN WITNESS WHEREOF, TiVo and DIRECTV have duly executed this Fourth Amendment by their respective duly authorized officers. This Fourth Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same original.

TIVO INC.		DIRECTV, INC.

By:	/s/ Luther Kitahata	By:	/s/ Brad Beale

Printed Name:	Luther Kitahata	Printed Name:	Brad Beale

Title:	VP, Software Engineering	Title:	SVP